Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER & FULL YEAR 2009 RESULTS

Newport Beach, CA – March 8, 2010 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the fourth quarter and full year ended December 31, 2009.

Fiscal 2009 Fourth Quarter Financial Highlights – versus Fiscal 2008 Fourth Quarter:

•	Net sales were $50.8 million compared to $71.1 million.
•	Net income was ($8.6) million* compared to $7.9 million.
•	Earnings per diluted share were ($0.32)* versus $0.29

Fiscal 2009 Financial Highlights – versus Fiscal 2008 Results:

•	Net sales were $209.3 million compared to $237.5 million.
•	Net income was ($5.8) million* compared to $20.0 million.
•	Earnings per diluted share were ($0.21)* versus $0.73

* Net Income and Earnings per share results for the Fourth Quarter and Full Year 2009 reflect the inclusion of a one-time, non-cash charge of $13.5 million taken to adjust the inventories of American Vanguard at December 31, 2009.

Eric Wintemute, President and CEO of American Vanguard, stated: “Challenging industry-wide conditions in the agricultural chemical marketplace during mid & late 2009 resulted in our revenue declines of 29% in the fourth quarter and 12% for the full year. Like many of our peers, we were negatively impacted in the quarter and the full year by unfavorable weather and by the continued reluctance of distributor channels to stock inventory for the upcoming 2010 spring planting season.”

“This drop in end-use demand and our determination not to over-accumulate our own inventories compelled us to run our factories at reduced operating rates, which invariably translated into higher unit costs and lower gross profit margins. The combination of sluggish sales demand and the impact of unabsorbed fixed manufacturing costs have resulted in financial performance well below our expectations. We have responded by intensifying our sales & marketing initiatives, reducing costs throughout the Company and accelerating our efforts to develop and introduce new products.”

“Additionally, during the year-end assessment of our inventory, we determined that it was appropriate to write down the value of certain items by way of a one time, non-cash charge of $13.5 million. This charge arises primarily from the effect of unabsorbed manufacturing overhead activity, net realizable value assessments of slow-moving and obsolete inventory, and finally, other annual adjustments to ensure that our standard costs continue to closely reflect actual manufacturing cost.”

Mr. Wintemute concluded: “Throughout this difficult period, we have made significant progress toward improving our balance sheet by reducing inventory levels, generating cash and paying down our bank revolver debt. In addition, we have secured an amendment to our senior credit facility which includes adjusted covenants that should serve to provide the necessary flexibility in meeting our working capital needs over the course of 2010. We are well positioned to benefit from improving market conditions and our organization is well-focused and highly motivated to improve our operating performance, achieve better financial results and maintain our corporate balance sheet strength.”

Conference Call

Eric Wintemute, President & CEO, Trevor Thorley, EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Monday, March 8, 2010. Interested parties may participate in the call by dialing 706-679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID # 55081944). The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact: American Vanguard Corporation William A. Kuser, Director of Investor Relations (949) 260-1200 williamk@amvac-chemical.com	Investor Representative The Equity Group Inc. www.theequitygroup.com Lena Cati Lcati@equityny.com (212) 836-9611

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

(Dollars in thousands, except share and per share data)

(unaudited)

	2009	2008
Assets
Current assets:
Cash	$383	$1,229
Receivables:
Trade, net of allowance for doubtful accounts of $636 and $472, respectively	40,681	51,405
Other	382	563

	41,063	51,968

Inventories	72,512	90,626
Prepaid expenses	2,143	1,688
Income taxes receivable	3,575	—

Total current assets	119,676	145,511
Property, plant and equipment, net	39,196	41,241
Intangible assets	86,973	91,079
Other assets	8,866	9,106

	$254,711	$286,937

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$8,528	$6,656
Accounts payable	11,401	16,195
Accrued program costs	27,188	16,204
Accrued expenses and other payables	3,762	6,767
Income taxes payable	—	3,332

Total current liabilities	50,879	49,154
Long-term debt, excluding current installments	45,432	75,748
Other long-term liabilities	192	—
Deferred income taxes	5,121	6,091

Total liabilities	101,624	130,993

Commitments and contingent liabilities Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,575,562 shares in 2009 and 29,209,863 shares in 2008	2,958	2,921
Additional paid-in capital	41,529	38,873
Accumulated other comprehensive loss	(1,743)	(3,593)
Retained earnings	113,496	120,896

	156,240	159,097
Less treasury stock, at cost, 2,260,996 shares in both 2009 and 2008	(3,153)	(3,153)

Total stockholders’ equity	153,087	155,944

	$254,711	$286,937

CONSOLIDATED STATEMENTS OF OPERATIONS

Three months and twelve months ended December 31, 2009 and 2008

(Dollars in thousands, except per share data)

(unaudited)

	For the three months ended December 31		For the twelve months ended December 31
	2009	2008	2009	2008
Net sales	$50,836	$71,060	$209,329	$237,538
Cost of sales	46,749	40,063	148,903	136,407

Gross profit	4,087	30,997	60,426	101,131
Operating expenses	17,185	17,494	66,755	64,987

Operating (loss) income	(13,098)	13,503	(6,329)	36,144
Interest expense	631	955	3,253	4,300
Interest income	—	—	—	(75)
Interest capitalized	(6)	(83)	(44)	(254)

(Loss) income before provision for income taxes	(13,723)	12,631	(9,538)	32,173
Income taxes (benefit) expense	(5,142)	4,716	(3,749)	12,154

Net (loss) income	$(8,581)	$7,915	$(5,789)	$20,019

(Loss) earnings per common share—basic	$(0.32)	$0.30	$(0.21)	$0.75

(Loss) earnings per common share—assuming dilution	$(0.32)	$0.29	$(0.21)	$0.73

Weighted average shares outstanding—basic	27,241	26,803	27,120	26,638

Weighted average shares outstanding—assuming dilution	27,241	27,418	27,120	27,469

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2009 and 2008

(Dollars in thousands)

(unaudited)

	2009	2008
Increase (decrease) in cash
Cash flows from operating activities:
Net (loss) income	$(5,789)	$20,019
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,050	7,271
Amortization of intangibles	4,437	4,342
Loss from foreign currency contracts	—	174
Stock-based compensation expense related to stock options, employee stock purchases and directors’ fees	1,223	822
Deferred income taxes	(778)	3,700
Changes in assets and liabilities associated with operations:
Decrease in net receivables	10,905	4,602
(Increase) decrease in inventories	18,114	(27,171)
Increase in Income Tax Receivable	(3,575)	—
Increase in prepaid expenses and other assets	(2,898)	(4,913)
Decrease in accounts payable	(3,385)	(1,871)
Increase (decrease) in other payables and accrued expenses	4,647	(6,091)

Net cash provided by operating activities	31,951	884

Cash flows from investing activities:
Capital expenditures	(4,322)	(14,444)
Acquisitions of intangible assets	—	(10,439)

Net cash used in investing activities	(4,322)	(24,883)

Cash flows from financing activities:
Net (repayments) borrowings under line of credit agreement	(21,900)	24,500
Payments on long-term debt	(4,106)	(4,106)
(Decrease) increase in other notes payable	(2,438)	3,750
Proceeds from the issuance of common stock	1,470	1,555
Acquisition of treasury stock	—	(408)
Payment of cash dividends	(1,611)	(2,127)

Net cash (used in) provided by financing activities	(28,585)	23,164

Net (decrease) increase in cash	(956)	(835)
Cash at beginning of year	1,229	3,201
Effect of exchange rate changes on cash	110	(1,137)

Cash at end of year	$383	$1,229

Supplemental cash flow information:
Cash paid during the year for:
Interest	$3,279	$4,135

Income taxes	$3,361	$6,785